Exhibit 10.11.3

BAKERCORP INTERNATIONAL HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

FORM OF

MANAGEMENT ROLLOVER STOCK OPTION AGREEMENT

The terms and conditions of the BakerCorp International Holdings, Inc. 2005 Stock Incentive Plan (f/k/a the LY BTI Holdings Corp. 2005 Stock Option Plan) (as amended, the “Plan”), are hereby incorporated by reference. Capitalized terms in this Rollover Stock Option Agreement (the “Agreement”) that are not defined herein shall have the meanings stated in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan is available upon request to the Secretary of BakerCorp International Holdings, Inc. (the “Parent”).

You hold options (“Prior Options”) to purchase shares of LY BTI Holdings Corp. (“LY BTI”) as set forth on Appendix A to this Agreement. The Parent, B-Corp Merger Sub, Inc. (“Merger Sub”), LY BTI, and Lightyear Capital LLC (in its capacity as stockholder representative) are parties to an agreement and plan of merger dated as of April 12, 2011 (the “Merger Agreement”). The Prior Option(s) have been exchanged for option(s) (“Option(s)”) with respect to shares of the Parent (“Shares”), upon the terms and conditions set forth herein and Section 2.4(b) of the Merger Agreement.

This Agreement describes your rights with respect to the Option(s) granted to you hereby and constitutes a legal agreement between you and the Parent.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date(s) set forth below.

BAKERCORP INTERNATIONAL HOLDINGS, INC.

By:
[Optionee Name]		Title:

Date	Date

CONSENT OF SPOUSE

The undersigned spouse of the Optionee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Parent’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Spouse of [Optionee Name]

1. Option Exchange. The Prior Options are hereby exchanged for Options, on the terms and conditions set forth herein, with respect to such number of Shares and at such exercise prices as set forth on Appendix A, in each case subject to adjustment as set forth in the Plan. For the avoidance of doubt, each separately identified Option set forth on Appendix A shall be treated as if it were a separate Option, and this Agreement will be construed accordingly. Unless the context requires otherwise, references hereinafter to the Option shall refer to each separately identified Option.

2. Vesting and Term.

(a) Vesting. The Option shall be fully vested at all times.

(b) Term. In no event shall any Shares be purchasable under this Agreement after the tenth anniversary of the Date of Grant (the “Tenth Anniversary”). For the avoidance of doubt, the Date of Grant of each Option shall be to the Date of Grant of the Prior Option to which such Option corresponds, as set forth on Appendix A. The Option shall cease to be exercisable immediately and all rights of the Optionee hereunder shall thereupon terminate as follows:

(i) Ninety (90) days upon termination of Optionee’s services as an employee, non-employee director or consultant of any member of the Company Group (a “Termination”) (x) by any member of the Company Group for Cause, (y) by the Optionee without Good Reason or (z) if the Optionee materially violates Section 3 of this Agreement at any time;

(ii) The first anniversary of the date of any Termination due to Optionee’s death or Disability; or

(iii) Six (6) months following Optionee’s Termination upon any Termination not described in clause (ii) or (iii) of this Section 2(b).

For purposes of this Agreement:

“Cause” means “Cause” as such term may be defined in any employment agreement between the Optionee and any member of the Company Group, or, if there is no such employment agreement, “Cause” shall mean any of the following, as reasonably determined in good faith by the Committee: (i) commission by the Optionee of a felony (or a crime involving moral turpitude); (ii) theft, conversion, embezzlement or misappropriation by the Optionee of funds or other assets of any member of the Company Group or any other act of fraud or material dishonesty with respect to any member of the Company Group (including acceptance of any bribes or kickbacks); (iii) intentional, grossly negligent or unlawful misconduct by the Optionee that causes material harm to any member of the Company Group or exposes any member of the Company Group to a substantial risk of material harm; (iv) the Optionee’s violation of a law regarding employment discrimination or sexual harassment; (v) the Optionee’s repeated failure to follow the reasonable directives of a supervisor (or the Board of Directors — or person(s) exercising a managerial function similar to the Board of Directors — of the Optionee’s employer) which failure has not been cured by the Optionee within thirty (30) days after written notice to the Optionee of such failure; (vi) the unauthorized dissemination by the Optionee of Confidential Information (as defined below) which causes material harm to any member of the Company Group or exposes any member of the Company Group to material harm; (vii) a material breach of any non-competition, non-solicitation, confidentiality or similar agreement with any member of the Company Group; or (viii) a material breach of this Agreement which breach has not been cured by the Optionee within thirty (30) days after written notice to the Optionee of such breach (which thirty (30) day cure period shall only be required if such breach is capable of being cured). In the event that the Committee believes that Cause may exist, it shall provide the Optionee with the opportunity to promptly (and in any event, not later than the date and time specified by the Committee in writing for responding to its request for information, which date shall be reasonable given the circumstances that are being evaluated with regard to whether Cause may exist) provide the Committee with information relevant to the Committee’s ultimate determination as to whether Cause exist.

“Company Group” means individually and collectively the Parent and each of its direct and indirect subsidiaries,

“Disability” means “Disability” as such term may be defined in any employment agreement between the Optionee and any member of the Company Group, or, if there is no such employment agreement, “Disability” shall mean that (i) the Optionee is suffering from an illness, injury, impairment or other disability that has caused (or the Committee reasonably determines will cause) the Optionee to be unable to perform Optionee’s duties with any member of the Company Group for 90 consecutive days or for 120 cumulative days during any 180 day period; (2) the Optionee, the Optionee’s spouse or a minor child of the Optionee has been diagnosed with a disease or illness that a medical doctor reasonably acceptable to the Optionee and the Parent has certified is terminal; or (3) the Optionee is receiving long term disability benefits under any policy, plan or program.

“Good Reason” means the occurrence of any of the following events, without the express written consent of the Optionee, unless such events are fully corrected in all material respects by the Parent within thirty (30) days following written notification by the Optionee to the Parent of the occurrence of one of the reasons set forth below: (i) a material diminution in the Optionee’s base salary or target bonus opportunity; (ii) a material diminution in the executive’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) a relocation of the Optionee’s primary work location by more than fifty (50) miles from its then current location. The Optionee must provide the applicable member of the Company Group with a written notice detailing the specific circumstances alleged to constitute Good Reason in a notice of resignation within ninety (90) days after first becoming aware of the occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the applicable member of the Company Group’s thirty (30) day cure period described above.

(c) Dividend Equivalent Rights. In the event that the Company pays any dividend on the Shares to the stockholders of the Company generally, then the Optionee shall be entitled to receive a dividend equivalent payment in respect of the Shares purchasable under this Agreement in an amount equal to the product of (i) the number of Shares then subject to the Option hereunder multiplied by (ii) the per share amount of the dividend so paid. Such dividend equivalent payment shall be paid to the Optionee in cash at the same time as the dividend on the Shares is paid to stockholders of the Company generally; provided, however, that any portion of the dividend equivalent payment attributable to any then-unvested portion of the Option shall be withheld and either (x) paid to the Optionee promptly (but in no event later than 10 days) following the vesting of such portion of the Option, or (y) forfeited by the Optionee upon the forfeiture and cancellation of such unvested portion of the Option, as applicable. The Optionee’s right to receive the dividend equivalent payments contemplated hereunder shall cease upon the earliest to occur of (i) the expiration or forfeiture of the Option, (ii) the date on which the Shares subject to the Option are delivered to the Optionee following exercise of the Option, and (iii) two and one half (2 1/2) months after the end of the calendar year in which the Optionee’s “separation from service” (within the meaning of Code Section 409A) occurs.

3. Restrictive Covenants.

(a) Non-Competition. Optionee shall not until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, any business or entity which engages anywhere in the Territory in any business or activity which is in competition with any aspect of the Business; provided, however, that nothing herein shall prohibit the Optionee from (a) being a purely passive owner of, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity in any of the foregoing lines of business or (b) having non-controlling ownership of interests in any investment fund that may directly or indirectly invest in entities in any of the foregoing lines of business, so long as, in the case of each of the preceding clauses (a) and (b), the Optionee does not participate in any way in the management, operation or control of such entity. In addition, the provisions of this Section 3(a) shall not be violated by the Optionee commencing employment with a subsidiary, division or unit of any entity that engages in a business in competition with the Business so long as the Optionee and such subsidiary, division or unit does not have any involvement in a business in competition with the Business; provided, that, that the Optionee has notified the Company in advance of commencing such employment and has notified his or her new employer of the restrictions of this paragraph.

For purposes of this Agreement:

“Business” means the business (i) of leasing temporary containment equipment, pumps, filtration equipment and related accessories, (ii) of selling pumps and related accessories, and (iii) as conducted or contemplated to be conducted (in the case of contemplated conduct, as evidenced by tangible business activities that have been undertaken by any member of the Company Group or actions, activities or plans approved by the Board) by any member of the Company Group on the date of Termination.

“Territory” means anywhere in North America or Europe.

(b) Confidential Information. Optionee must, until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, maintain all Confidential Information in confidence and must not disclose any Confidential Information to anyone outside of the Company Group; and Optionee must not at any time use any Confidential Information for the benefit of Optionee or any third party. Nothing in this Agreement, however, prohibits Optionee from: (1) disclosing any information (or taking any other action) in furtherance of Optionee’s duties to the Company Group while employed by the Company Group; or (2) disclosing Confidential Information to the extent required by law (after giving prompt notice to the Parent in order that the Company Group may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information). Upon the Parent’s request at any time, Optionee must immediately deliver to the Company Group all tangible items in Optionee’s possession or control that are or that contain Confidential Information, without keeping any copies. For purposes of this Agreement, “Confidential Information” means proprietary and confidential information regarding the Company Group that is not generally available to the public, including (to the extent that it is not so generally available): (1) information regarding the Company Group’s business, operations, financial condition, customers, vendors, sales representatives and other employees; (2) projections, budgets and business plans regarding the Company Group; (3) information regarding the Company Group’s planned or pending acquisitions, divestitures or other business combinations; (4) the Company Group’s trade secrets and proprietary information; and (5) the Company Group’s technical information, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae. For purposes of the preceding sentence, information is not treated as being generally available to the public if it is made public by the Optionee in violation of this Agreement.

(c) Non-Solicitation, No-Hire and Non-Disparagement. At all times prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, the Optionee covenants and agrees that Optionee shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, (i) solicit any Persons who are, or within the one-year period immediately preceding the date of exercise were, customers of the Company Group, to purchase other than from the Company Group any goods or services sold by the Company Group relating to the Business or (ii) take any action to discourage any Persons who are, or within the one-year period immediately preceding the date of exercise were, suppliers of the Company Group, from doing business with the Company Group. In addition, Optionee covenants and agrees that Optionee shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association with the Company Group (as applicable) any Persons who are, or within the three (3) month period immediately preceding the Date of Grant were, employed by the Company Group at the level of a manager, director (e.g., sales and marketing, business development), vice-president, president or any level more senior than any such level, provided, however, that (A) solicitation or hiring by Optionee of an immediate family member of such Optionee shall not constitute a violation of this Section 3(c) and (B) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this 3(c) and the hiring of any person as a result of such permitted solicitations shall not constitute a breach of this Section 3(c). Optionee shall not at any time prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, make (or cause to be made) to any Person any knowingly disparaging, derogatory or other negative statement about Company Group. The foregoing shall not be violated by (i) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (ii) statements that the Optionee in good faith believes are necessary or appropriate to make in connection with his or her good faith performance of their duties to the Company Group. For purposes of this Agreement, “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(d) Reasonableness of Restrictions. Optionee specifically acknowledges and agrees that the time, geographic and activity restrictions (as applicable) set forth in this Section 3 are reasonable and properly required for the protection of the Company Group.

4. No Right to Employment. Nothing contained herein shall be construed to confer on the Optionee any right to be retained in the employ of the Company Group or to diminish any right of the Company Group to dismiss the Optionee from employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.

5. Limits on Assignment and Transferability. No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Optionee’s lifetime only by the Optionee or, if permissible under applicable law, by the Optionee’s guardian or legal representative, However nonqualified stock options may, with the prior written consent of the Board, be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. In addition, the Optionee may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Optionee upon the death of the Optionee; provided that any such beneficiary may exercise the Option only for a period of ninety (90) days following the Optionee’s death and only to the extent that it was vested and exercisable as of the day preceding the Optionee’s death. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable.

6. Adjustments. (a) In the event that the Board shall determine that the outstanding Shares are affected by any (i) subdivision or consolidation of shares, (ii) recapitalization or other capital adjustment of the Parent, or (iii) spin-off, merger, consolidation or reorganization of the Parent or other rights to purchase Shares or other securities of the Parent, or other similar corporate transaction or event, such that an adjustment is determined by the

Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which may be subject to Options, (y) the number and type of Shares subject to the unexercised portion of the Option, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the Optionee, all in accordance with Section 4(b) of the Plan.

(b) In addition to the rights set forth in Sections 2(a) and 6(a), in the event of a transaction described in clause (iii) of Section 6(a) or upon a Change of Control, subject to the provisions of Section 7 of the Plan, the Board may, in its sole discretion, take any one or more of the following actions, as to outstanding Options: (i) with the consent of the holder of any Option then outstanding, provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or to the extent the Parent’s stockholders receive capital stock of an affiliate thereof in the transaction, by such affiliate), (ii) upon written notice to the Optionee, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee (after giving effect to the full vesting thereof upon consummation of such transaction, if applicable) within a specified period following the date of such notice and prior to the consummation of such event or transaction (which period shall not be less than fifteen (15) days) or (iii) in the event of a merger or consolidation under the terms of which holders of the Shares will receive upon consummation thereof a cash payment for each share surrendered in the merger or consolidation (the “Merger Price”), make or provide for a cash payment to the Optionee equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not equal to or in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options. Any exercise of the Option in contemplation of a transaction described in clause 6(a)(iii) above may be conditioned upon and subject to the consummation thereof, in which case, any such exercise shall be deemed to have occurred immediately prior to such transaction and any resulting termination of the Option.

7. Time and Method of Exercise.

(a) Notice of Exercise. The Option shall be exercised when written notice of such exercise in substantially the form attached hereto as Appendix B or such other form as the Committee may require from time to time (the “Exercise Notice”), signed by the person entitled to exercise the Option, has been delivered to Parent in accordance with the provisions of Section 10 hereof. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall specify the number of Shares purchasable under the Option which such person then wishes to purchase (the “Purchased Shares”) and shall be accompanied by the items described in Section 7(b). Delivery of the Exercise Notice shall constitute an irrevocable election to purchase the Shares specified in the Exercise Notice and the date on which the Parent receives said notice and documentation shall, subject to the provisions of Section 7(d) and 9, be the date as of which the Shares so purchased shall be deemed to have been issued. Unless the Optionee was an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933) on the Date of Grant, the Optionee shall give thirty (30) days’ notice to the Company of the Optionee’s intention to deliver the Exercise Notice.

(b) Deliveries. The Exercise Notice shall be accompanied by payment in full of the exercise price (A) in cash or by check or wire transfer or (B) at the election of the Optionee, in whole or in part (i) following a Termination pursuant to Section 2(b)(ii) or 2(b)(iii) hereof or (ii) during the three (3) month period ending on the Tenth Anniversary, by (x) the delivery to the Parent of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Parent good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued at the aggregate Fair Market Value thereof on the date of such exercise), or (y) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price in respect of the Purchased Shares, provided that, in either case, the Parent is not then prohibited from purchasing or acquiring such Shares pursuant to any loan or debt agreement to which any member of the Company Group is a party or pursuant to applicable law and (C) if the Optionee is not then a party to the Stockholders’ Agreement, a fully executed Stockholders’ Agreement (a copy of which, in the form to be executed by the Optionee will be supplied to the Optionee) and an undated stock power.

(c) Issuance of Shares. Upon receipt of the Exercise Notice and subject to Section 6(b) and Section 12 hereof, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the Purchased Shares. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest whole number.

(d) Exercise by Optionee During Optionee’s Lifetime. During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee. In the event of the Optionee’s death, the Option shall be exercisable by the Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be (and the term “Optionee” shall be deemed to include such person or persons). Any such executor or administrator, or other the person or persons shall have all of the rights and the obligations of the Optionee herein.

(e) Rights as a Stockholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholders’ Agreement and stock power to the Parent, (c) the Parent shall have issued the Shares to the Optionee, and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Parent. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholders’ Agreement.

8. Tax Withholding. Whenever Shares are to be issued upon exercise of the Option, the Parent shall have the right to require the Optionee to remit to the Parent cash sufficient to satisfy all federal, state and local withholding tax obligations (the “Withholding Tax Obligations”) prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. Upon (i) the Optionee’s exercise of the Option during the three (3) month period ending on the Tenth Anniversary, provided, that, there has not been a Termination prior to the date of exercise or (ii) the exercise of discretion by the Committee so permitting, the Optionee may satisfy such Withholding Tax Obligations by surrendering to the Company at the time of exercise Shares (including Purchased Shares) having a Fair Market Value on the date of exercise equal to the Withholding Tax Obligations, provided, that, the Company is not then prohibited from purchasing or acquiring such Shares pursuant to any loan or debt agreement to which any member of the Company Group is a party or pursuant to applicable law.

9. Securities Act Compliance. The Board may require as a condition to the right to exercise the Option hereunder that the Parent receive from the person exercising the Option representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased without any present intention to sell or otherwise distribute such Shares in violation of applicable federal securities laws and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Parent, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

10. Notices. Any notice to be given to the Parent pursuant to the provisions of the Plan or this Agreement shall be given by personal delivery, by telecopier or similar facsimile means, by registered or certified first-class U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid. If directed to the Parent, any such notice shall be addressed to the Parent’s principal executive office, to the Company’s Secretary, or to such other address, person or telecopier number as the Parent may designate from time to time. If directed to the Optionee, any such notice or communication shall be addressed to him or her at the address given beneath his or her signature on this Agreement, or at such other most recent address of the Optionee on file with the Parent. Any such notice shall be deemed given: (a) when delivered personally to the recipient; (b) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); (c) on the date five days after the date mailed, if sent by registered or certified first-class U.S. mail, return receipt requested and postage prepaid; and (d) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by express courier or recognized overnight delivery service, charges prepaid. Whenever the giving of notice is required pursuant to the provisions of the Plan or this Agreement, the giving of such notice may be waived by the party entitled to receive such notice.

11. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

12. Stop Transfer Orders, Etc. All certificates for Shares or other securities of the Parent delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13. No Representations or Warranties. The Parent makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

14. Governing Law; Successors and Assigns. This Agreement shall he construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

15. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

APPENDIX A

Name of Optionee:

Address of Optionee:

Type of Option(s):         Non-Qualified Stock Option

LY BTI Options Held Pre-Closing

Date of Grant	Option Shares	Option Price
	[•]	[•]
	[•]	[•]
	[•]	[•]

Parent Options Held Post-Closing

Date of Grant	Option Shares	Option Price
[to correspond to original option grant date]	[•]	[•]
	[•]	[•]
	[•]	[•]

EXHIBIT B

BAKERCORP INTERNATIONAL HOLDINGS, INC.

NOTICE OF OPTION EXERCISE

Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase                 shares of common stock (the “Shares”) of BakerCorp International Holdings, Inc. (the “Company”) under the 2005 BakerCorp International Holdings, Inc. Stock Incentive Plan (the “Plan”) and the Rollover Stock Option Agreement dated as of             , 20    (the “Option Agreement”). The purchase price for the Shares shall be $                per Share for a total purchase price of $                (subject to applicable withholding taxes). The Purchaser tenders herewith payment of the full exercise price in the form of cash, by check or by wire transfer or, if permitted under the Option Agreement, (i) by delivery to the Company of certificate no(s).                     , representing                 Shares, having a Fair Market Value of $                , together with a duly executed stock power or (ii) by reducing the number of Shares to be issued to him hereby by that number of Shares having an aggregate Fair Market Value on the date hereof equal to the aggregate purchase price of the Shares. The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

In connection with the purchase of Shares, Purchaser represents and covenants the following:

1. Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares. The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase. In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company Group or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company Group, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company.

2. Investment Intent. The Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable provision of state securities laws. The Purchaser does not have any present intention to transfer the Shares to any person or entity.

3. Securities Laws; Transfer Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or any applicable provision of state securities laws or (ii) an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. In addition, the Purchaser acknowledges and understands that there are substantial restrictions on the transferability of the Shares under the Stockholders Agreement, dated as of June 1, 2011 (the “Stockholders Agreement”), which the Purchaser will become a party to as a condition to the purchase of the Shares. The Purchaser understands that the certificate or certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares except in compliance with the Securities Act or applicable state securities laws and except in accordance with the provisions of the Stockholders Agreement, and that the Company will retain physical possession of the Shares as provided in the Stockholders Agreement.

4. Rules 144 and 701. The Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions. The Purchaser understands that the Company provides no assurances as to whether the Purchaser will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the securities has held such securities for certain specified time periods, and, under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph 4, the Purchaser acknowledges and agrees to the restrictions set forth in paragraph 5 below.

5. Burden of Proof. The Purchaser further understands that, in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

6. Tax. The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice. Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the option.

7. Speculative Investment. The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein. The Purchaser is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

8. Underwriter Lock-Up. The Purchaser agrees (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering of equity securities of the Company not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, the Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell the Shares or any other equity securities of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to.

Please issue a certificate or certificates for such Shares in the name of:

Name:

Address:

Social Security or Tax I.D. Number:

Signature

Dated , 20